Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Second Quarter Fiscal 2020 Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--September 11, 2019--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will report its second quarter fiscal 2020 financial results for the quarterly period ended August 31, 2019, after market close on Wednesday, September 25, 2019, followed by a conference call to discuss the financial results at 4:00 p.m. Central Time/5:00 p.m. Eastern Time that same day. The call will be hosted by Cheryl Bachelder, Interim Chief Executive Officer, and Bob Riesbeck, EVP and Chief Financial Officer. A live webcast of the conference call will be available on the Company’s investor relations website at https://investors.pier1.com. The conference call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 2277328. The conference call will be archived and can be accessed by visiting the Company’s investor relations website at https://investors.pier1.com.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 Imports is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through more than 950 Pier 1 stores in the U.S. and Canada and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Contacts

Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com